UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Items of Business

1. A proposal to authorize our Board of Directors (the “Board”) to amend our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our outstanding shares of our Class A common stock at a reverse stock split ratio in the range of 1-for-30 through 1-for-50;

2. Any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve Proposal No. 1 at the time of the Special Meeting (the “Adjournment Proposal”).

Special Meeting Details
You can vote if you are a stockholder of record as of the close of business on July 21, 2023.

The Special Meeting of Stockholders will be held in a virtual format only, via live webcast at www.virtualshareholdermeeting.com/MNTS2023SM.

By order of the Board of Directors,

Paul Ney
Chief Legal Officer and Corporate Secretary
July 27, 2023
Date and Time August 22, 2023 9:00 a.m. Pacific Time

Where Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2023SM

Your Vote is Important Please carefully review the proxy materials and follow the instructions below to cast your vote as soon as possible in advance of the meeting.

VOTE ONLINE By August 21, 2023 www.proxyvote.com

VOTE BY PHONE By August 21, 2023 1-800-690-6903

VOTE BY MAIL By August 21, 2023 Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

VOTE DURING THE MEETING Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2023SM

3901 N. First Street
San Jose, California 95134
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 22, 2023
AT 9:00 A.M. PACIFIC TIME
GENERAL INFORMATION
What is included in these proxy materials? What is a proxy statement and what is a proxy?
The proxy materials for this Special Meeting of Stockholders (the “Special Meeting”) of Momentus Inc., a Delaware corporation (“Momentus,” the “Company,” “our company,” “we,” “our,” or “us”), include the Notice of Special Meeting, this Proxy Statement (“Proxy Statement”) and a proxy card or voting instruction form. The Company has made these proxy materials available to you because you were a stockholder of record at the close of business on July 21, 2023.
Our principal executive offices are located at 3901 N. First Street, San Jose, California 95134.
A “proxy statement” is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word “proxy” has two meanings. A “proxy” is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a “proxy card.” That other designated person is called a “proxy” and is sometimes referred to as a “proxy holder.”
We have designated two of our officers as proxies for the Special Meeting. When you authorize a proxy via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card, you appoint John Rood and Paul Ney as your proxies at the Special Meeting (the “proxy”), with full power of substitution by any of them. Even if you plan to attend the Special Meeting, we encourage you to authorize a proxy to vote your shares in advance via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card. If you authorize a proxy via the Internet or by telephone, you do not need to return your proxy card.
The form of proxy and this Proxy Statement have been approved by our board of directors (the “Board”) and are being provided to stockholders by the Board’s authority. These materials were first made available or sent to you on or about July 27, 2023. Any reference in this Proxy Statement to attending the Special Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.
What am I voting on at the Special Meeting?
At the Special Meeting, our stockholders are asked to consider and vote upon:
•
authorizing the Board to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of our Class A common stock (“Class A common stock” or “common stock”) at a reverse stock split ratio in the range of 1-for-30 through 1-for-50, as determined by our Board at a later date (the “Reverse Stock Split”); and

•
any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting (the “Adjournment Proposal”).

How does the Board recommend I vote?
The Board recommends that you vote as follows:
•	FOR the Reverse Stock Split.
•	FOR the Adjournment Proposal.
Will any other business not discussed in this Proxy Statement come before the Special Meeting?
No. Pursuant to the Amended and Restated Bylaws of the Company (the “Bylaws”), any business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.
What does it mean to vote by proxy?
It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Special Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:
•	FOR the Reverse Stock Split.
•	FOR the Adjournment Proposal.
The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Special Meeting or any postponement or adjournment of the Special Meeting.
Who is entitled to vote?
The Board has fixed the close of business on July 21, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were 97,865,322 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting.
How many votes do I have?
Holders of record of shares of our common stock will be entitled to one vote for each share of common stock held by them on the Record Date and have the right to vote on all matters brought before the Special Meeting.
How do I attend and submit my vote for the Special Meeting?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•
By Internet. Follow the instructions in the Proxy Materials or on the proxy card. You may vote via internet website address at www.proxyvote.com. Votes by internet must be submitted by 11:59 p.m. Eastern Time on August 21, 2023.

•
By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. You may vote via telephone at 1-800-690-6903. Votes by telephone must be submitted by 11:59 p.m. Eastern Time on August 21, 2023.

•
By Mail. If you received a printed copy of the proxy materials, complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope provided or return your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the Reverse Stock Split and FOR the Adjournment Proposal, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed, or otherwise receive or obtain, a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by August 21, 2023.
•
By Internet at the Special Meeting. You may also vote in person virtually by attending the meeting at www.virtualshareholdermeeting.com/MNTS2023SM. To attend the Special Meeting and vote your shares, you must provide the control number located on your proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.
We will be hosting our Special Meeting via live webcast only. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/MNTS2023SM. In order to attend the Special Meeting and vote, you must be a holder of record and provide the control number located on your proxy card. The webcast will start at 9:00 a.m. Pacific Time on August 22, 2023.
How do I submit questions for the Special Meeting?
You will be able to submit questions prior to the Special Meeting by visiting www.proxyvote.com and following the online instructions. Questions submitted prior to the Special Meeting must be submitted no later than 11:59 p.m. Eastern Time on August 21, 2023 (the day before the Special Meeting). You will be able to submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/MNTS2023SM. We will respond to questions as time permits, provided that they are relevant and applicable to the Special Meeting.
Who will count the vote?
A representative of Broadridge Financial Solutions, an independent tabulator, will count the vote and act as the inspector of election.
How do I revoke or change a vote?
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Special Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy via the Internet, by telephone or by returning a proxy card bearing a later date or by attending the Special Meeting and voting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting at the Special Meeting.
What does it mean if I receive more than one proxy or voting instruction form?
It means your shares are registered in more than one account. Please complete and provide your voting instructions for all proxy cards and voting instruction cards that you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Continental Stock Transfer & Trust Company. Street name stockholders holding shares through a bank, broker or other nominee should contact their bank, broker or nominee and request consolidation of their accounts.

What constitutes a quorum?
The holders of one-third of the voting power of the shares of our common stock issued and outstanding and entitled to vote, in person or represented by proxy at the Special Meeting, constitute a quorum. A quorum is necessary to transact business at the Special Meeting.
What is the required vote to approve the proposals?
Under Delaware law, the affirmative vote of a majority of the voting power of the outstanding shares of our Class A common stock entitled to vote at the Special Meeting is required to authorize our Board to amend our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split.
The affirmative vote of a majority of the voting power of the shares of our Class A common stock present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal.
The Delaware General Assembly has passed amendments to the Delaware General Corporation Law (the “DGCL”) that would change the stockholder vote required to effect a reverse split of stock that is listed on a national securities exchange and meets certain other requirements. The DGCL amendments become effective on August 1, 2023. If the amendments to the DGCL become effective before Momentus files the amendment to the Second Amended and Restated Certificate of Incorporation of Momentus with the Delaware Secretary of State to effect the Reverse Stock Split, the Board reserves the right to rely upon the new stockholder vote requirements authorized by the DGCL amendments to determine if Proposal No. 1 has been adopted. The DGCL amendments would permit Momentus to effect the Reverse Stock Split if the votes cast “FOR” Proposal No. 1 exceed the votes cast “AGAINST” Proposal No. 1, assuming the presence of a quorum and if the shares of Class A common stock meet the listing requirement of the national securities exchange on which they are listed immediately after the amendment to the Second Amended and Restated Certificate of Incorporation effecting the Reverse Stock Split becomes effective. Under this voting standard, abstentions and broker non-votes (if any), and shares of Class A common stock that are not present in person or by proxy at the Special Meeting, will have no effect on the outcome of the vote on Proposal No. 1.
What is the effect of abstentions and broker non-votes?
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Special Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Although our shares of Class A common stock are listed with Nasdaq, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We understand the proposal to authorize the Board to amend the Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Adjournment Proposal will be considered “routine” by the NYSE and, accordingly, we believe that your broker may vote your shares on such proposals without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE.
We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Special Meeting.
Because adoption and approval of the amendment to our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the voting power of the outstanding shares of Class A common stock, an abstention with respect to the Reverse Stock Split proposal will have the same effect as a vote “Against” the proposal; however, in the event that recent amendments to the DGCL approved by the Delaware General Assembly go into effect, abstentions will have no effect on the outcome of the vote on Proposal No. 1. See “What is the required vote to approve the proposals?” above. In addition, abstentions with respect to the Adjournment Proposal have the same effect as a vote “Against” the Adjournment Proposal.
Why are you holding a virtual Special Meeting?
The Special Meeting will be held by remote communication in a virtual meeting format only. We believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our stockholders and the Company.
The Special Meeting will convene at 9:00 a.m. Pacific Time on August 22, 2023. We encourage you to access the Special Meeting prior to the start time leaving ample time for the check-in process.
How are proxies solicited and who bears the cost?
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and electronic communications by directors, officers and other Company employees without additional compensation. Broadridge Financial Solutions will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials. The Company may also engage a third-party proxy solicitor whose services would be paid for by the Company.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What if I have technical difficulties or trouble accessing the Special Meeting?
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual Special Meeting log-in page. Technical support will be available starting at 9:00 a.m. Pacific Time on August 22, 2023 and will remain available until the Special Meeting has ended.
What is “householding”?
SEC rules concerning the delivery of disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the proxy materials was delivered. You may make a written request by sending a notification to: Corporate Secretary, Momentus Inc., 3901 N. First Street, San Jose, California 95134, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Who should I contact if I have any additional questions?
If you hold your shares directly, please contract an investor relations representative at investors@momentus.space. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL NO. 1

REVERSE STOCK SPLIT PROPOSAL
General
Momentus is asking stockholders to authorize our Board to amend our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of our Class A common stock (the “Class A common stock” or the “common stock”), at a reverse stock split ratio in the range of 1-for-30 through 1-for-50, as determined by our Board at a later date (the “Reverse Stock Split”). Our Board has approved seeking stockholder authorization for the Board to effect the proposed amendment and recommends that our stockholders adopt and approve the proposal. The following description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Annex A.
If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of Momentus and its stockholders at that time. The Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required for the Board to either implement or abandon the Reverse Stock Split.
The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of Momentus’ common stock at a reverse stock split ratio in the range of 1-for-30 through 1-for-50 (the “Ratio Range”), as determined by our Board at a later date. As of the Record Date, 97,865,322 shares of our Class A common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving effect to rounding for fractional shares), we will have, depending on the reverse stock split ratio selected by our Board, issued and outstanding shares of common stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Class A Common Stock.” All holders of Momentus’ Class A common stock will be affected proportionately by the Reverse Stock Split.
We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to have their post-Reverse Stock Split share amount rounded up to the nearest whole share (which we describe below). Each stockholder will hold the same percentage of common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split other than the nominal effect of the treatment of fractional shares. The par value of our Class A common stock will continue to be $0.00001 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).
Reasons for the Reverse Stock Split
Reverse Stock Split
Our Board has determined that it is in the best interests of Momentus and its stockholders to combine our shares of common stock within a range of 1-for-30 through 1-for-50, as determined by the Board at a later date, in order to raise the per share trading price of our Class A common stock. Our Class A common stock is publicly traded and listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MNTS.”
On March 22, 2023, we received a written notice (the “Nasdaq Notice”) from Nasdaq notifying us that, for the prior 30 consecutive business days, the bid price for the Company’s Class A common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Nasdaq Notice had no immediate effect on the listing of the Class A common stock, which continues to trade on The Nasdaq Global Select Market.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until September 18, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Class A common stock must be at least $1.00 per share for a minimum of 10 consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A) (unless the Nasdaq staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)) during the 180-day period prior to September 18, 2023.
If the Company does not regain compliance by September 18, 2023, the Company may be eligible for an additional 180-calendar day compliance period if it elects (and meets the listing standards) to transfer to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. If the Company fails to regain compliance during the compliance period (including a second compliance period provided by a transfer to The Nasdaq Capital Market, if applicable), then Nasdaq will notify the Company of its determination to delist the Company’s Class A common stock, at which point the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel. Accordingly, the Company believes that effecting the Reverse Stock Split will be in Momentus’ and our stockholders’ best interests.
Additionally, the Company believes that an increased stock price may encourage investor interest and improve the marketability of our Class A common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our Class A common stock on July 21, 2023, was $0.36 per share. The Company believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our Class A common stock.
We believe that maintaining our listing on Nasdaq will provide us with a market for the Class A common stock that is more accessible than if our Class A common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Among other factors, trading on Nasdaq increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). We believe that prospective investors will view an investment in us more favorably if our Class A common stock qualifies for listing on Nasdaq as compared with the OTC markets.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Class A common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our Class A common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our Class A common stock will increase following the Reverse Stock Split or that the per share trading price of our Class A common stock will not decrease in the future.
The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company and the Board with the flexibility to achieve the desired results of the Reverse Stock Split. If our stockholders approve this proposal, then the Board, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board that a reverse split would be in the best interests of the Company and our stockholders at that time. See “—Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board were to effect the Reverse Stock Split, then the Board would set the timing for such a split and select the specific ratio within the Ratio Range (the “Final Ratio”). No further action on the part of stockholders would be required for the Board to either implement or abandon the Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Time (as defined below), additional details regarding the Reverse Stock Split, including the Final Ratio selected by the Board. If the Board does not implement the Reverse Stock Split within 12 months from the Special Meeting, then the authority granted in this proposal to implement the Reverse Stock Split will automatically terminate. If the Board elects not to implement the Reverse Stock Split within this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to the filing of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split:
In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval authorizing the Board to amend our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, our Board may consider, among other things, various factors, such as:
a.	the historical trading price and trading volume of our Class A common stock;
b.	Nasdaq continued listing standards requirements;
c.
the then-prevailing trading price and trading volume of our Class A common stock and the expected impact of the Reverse Stock Split on the trading market for our Class A common stock in the short- and long-term; and

d.	prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price.
We expect that the Reverse Stock Split will increase the per share trading price of our Class A common stock. However, the effect of the Reverse Stock Split on the per share trading price of our Class A common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our Class A common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Class A common stock to certain potential investors, we cannot assure stockholders that, if implemented, our Class A common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than might occur in the absence of the Reverse Stock Split.
The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock and result in higher transaction costs.
The liquidity of our Class A common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Class A common stock as described above.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.
The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A common stock does not increase in proportion to the Final Ratio, or following such increase does not maintain or exceed that price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A common stock outstanding following the Reverse Stock Split.
Effective Time
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by our stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Effective Time could occur as soon as the business day immediately following the Special Meeting. However, the exact timing of the filing of the Certificate of Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.
Notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, may at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, delay or abandon the Reverse Stock Split. If the Board does not implement the Reverse Stock Split within 12 months from the Special Meeting, then the authority granted in this proposal to implement the Reverse Stock Split will automatically terminate. If the Board elects not to implement the Reverse Stock Split within this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split.
Fractional Shares
We will not issue fractional shares of common stock in connection with the Reverse Stock Split. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of common stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.
Effects of the Reverse Stock Split
General
After the Effective Time of the Reverse Stock Split, if implemented by the Board, each stockholder will own a reduced number of shares of Class A common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Class A common stock based on the Final Ratio selected by our Board.
The Reverse Stock Split would be effected simultaneously for all shares of our common stock, and the Final Ratio would be the same for all shares of our common stock. The Reverse Stock Split would affect all of the holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interests in the Company, voting rights or other rights in each case, other than as a result of the treatment of fractional shares as described herein. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (other than the nominal effect of the treatment of fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in additional stockholders owning “odd lots” of less than 100 shares of our Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Company believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Class A Common Stock
The following table, which is provided for illustrative purposes only, contains approximate information, based on share information as of July 21, 2023, relating to our outstanding Class A common stock based on hypothetical reverse stock split ratios within the Ratio Range assuming that the proposal is approved and the Reverse Stock Split is implemented:
	Number of Shares Issued and Outstanding	Number of Shares Reserved for Future Issuance	Number of Shares Authorized but Not Outstanding or Reserved
Class A Common Stock
Pre-Reverse Stock Split	97,865,322	81,039,410	71,095,268
Post-Reverse Stock Split (1:30)	3,262,178	2,701,314	2,369,843
Post-Reverse Stock Split (1:50)	1,957,307	1,620,789	1,421,906
After the Effective Time of the Reverse Stock Split, if implemented by the Board, our Class A common stock will have a new CUSIP number, a number used to identify our Class A common stock.
Our Class A common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Class A common stock under the Exchange Act or the listing of our Class A common stock on Nasdaq. Following the Reverse Stock Split, our Class A common stock will continue to be listed on Nasdaq under the symbol “MNTS,” although it will be considered a new listing with a new CUSIP number.
Effect on Par Value
The proposed amendment to our Second Amended and Restated Certificate of Incorporation will not affect the par value of our Class A common stock, which will remain at $0.00001 per share.
Reduction in Stated Capital
As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split; the reduction will be subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Effect on Preferred Stock
Pursuant to our existing Second Amended and Restated Certificate of Incorporation, our authorized stock includes 20,000,000 shares of Preferred Stock, $0.00001 par value per share. The proposed amendment to our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split will not impact the total authorized number of shares of Preferred Stock or the par value of the Preferred Stock.
Effect on Momentus’ Equity Plans
As of July 21, 2023, we had (i) 579,067 shares of our Class A common stock subject to stock options and 7,534,360 shares of our Class A common stock subject to unvested restricted stock units outstanding under our 2021 Equity Incentive Plan and 141,393 shares of our Class A common stock subject to outstanding options under our 2021 Employee Stock Purchase Plan (together, the “2021 Plans”); and (ii) 6,442,590 shares of our Class A common stock subject to unvested restricted stock units issued and outstanding under our 2022 Inducement Equity Plan (the “Inducement Plan”, and, together with the 2021 Plans, the “Equity Plans”). The Board and the Compensation Committee of our Board, as appointed by our Board, have the discretion and authority in the event of a reverse stock split to determine the appropriate adjustment to the awards granted and outstanding, the number of shares reserved for issuance under the Equity Plans, and any applicable exercise prices. Accordingly, if the Reverse Stock Split is effected, the number of shares of our Class A common stock available for issuance under the Equity Plans, as well as the number of shares of our Class A common stock subject to any outstanding award under the Equity Plans, and the exercise price, grant price or purchase price relating to any such award, as applicable, under the Equity Plans are expected to be proportionately adjusted by our Board or Compensation Committee to reflect the Reverse Stock Split. Our Board or Compensation Committee will also determine what treatment is appropriate in respect of any outstanding awards’ performance-based vesting conditions in order to reflect the Reverse Stock Split and the treatment of fractional shares subject to stock options and other outstanding awards under the Equity Plans. In addition, pursuant to the authority provided under the Equity Plans, the Board or Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to the Equity Plans.
Specifically, it is expected that, among other things, the number of shares of our Class A common stock subject to awards under the Equity Plans will be adjusted in each case to equal the product of the number of shares of our Class A common stock subject to the applicable award immediately prior to the Reverse Stock Split multiplied by the Final Ratio (rounded to the nearest whole share (in the case of stock options, down to the nearest whole share)), and the exercise price of any stock option will be adjusted to equal the quotient of the number of shares of our Class A common stock subject to the applicable stock option immediately prior to the Reverse Stock Split divided by the Final Ratio (rounded up to the nearest whole cent).
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Shares Held in Book-Entry and Through a Broker, Bank, or Other Holder of Record
If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock that you hold.
At the Effective Time, we intend to treat stockholders holding shares of our Class A common stock in “street name” (that is, through a broker, bank, or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Class A common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split.
If you hold your shares of our Class A common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
Shares Held in Certificated Form
If you hold any of your shares of our common stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to transfer or trade your post-Reverse Stock Split shares of our common stock which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our common stock you hold. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split.

No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive the number of shares rounded up to the next whole number.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
Vote Required
Under Delaware law and our Second Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the voting power of the outstanding shares of our Class A common stock entitled to vote at the Special Meeting is required to authorize the Board to amend our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. Each share of Class A common stock is entitled to one vote per share. Because adoption and approval of the amendment to our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the voting power of the outstanding shares of Class A common stock, an abstention with respect to the Reverse Stock Split proposal will have the same effect as a vote “Against” the proposal.
The Delaware General Assembly has passed amendments to the DGCL that would change the stockholder vote required to effect a reverse split of stock that is listed on a national securities exchange and meets certain other requirements. The DGCL amendments become effective on August 1, 2023. If the amendments to the DGCL become effective before Momentus files the amendment to the Second Amended and Restated Certificate of Incorporation of Momentus with the Delaware Secretary of State to effect the Reverse Stock Split, the Board reserves the right to rely upon the new stockholder vote requirements authorized by the DGCL amendments to determine if Proposal No. 1 has been adopted. The DGCL amendments would permit Momentus to effect the Reverse Stock Split if the votes cast “FOR” Proposal No. 1 exceed the votes cast “AGAINST” Proposal No. 1, assuming the presence of a quorum and if the shares of Class A common stock meet the listing requirement of the national securities exchange on which they are listed immediately after the amendment to the Second Amended and Restated Certificate of Incorporation effecting the Reverse Stock Split becomes effective. Under this voting standard, abstentions and broker non-votes (if any), and shares of Class A common stock that are not present in person or by proxy at the Special Meeting, will have no effect on the outcome of the vote on Proposal No. 1.
The Board recommends that you vote “FOR” the Reverse Stock Split proposal.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to Be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold their common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Changes in these authorities, and the interpretation thereof, may result in U.S. federal income tax consequences that differ from those discussed below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse

Stock Split, and there can be no assurance that the IRS would not challenge any of the consequences summarized below, or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any non-U.S. tax consequences, any estate or gift tax consequences, or the Medicare tax on net investment income.
This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes) and their partners or members; (vii) traders in securities that elect to use a mark-to-market method of accounting; (viii) holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; (xi) retirement plans; (xii) holders who own more than five percent (5%) of our common stock; or (xiii) certain former citizens or long-term residents of the United States.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a U.S. Holder that is a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered pursuant to the Reverse Stock Split, and such U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock surrendered pursuant to the Reverse Stock Split. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period in such shares.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT DOES NOT CONSTITUTE TAX ADVICE. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING HIS, HER, OR ITS PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 2

ADJOURNMENT PROPOSAL
The Company is asking its stockholders to approve the postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve Proposal No. 1 at the time of the Special Meeting.
Vote Required; Recommendation of the Board
The affirmative vote of a majority of the voting power of the shares of our Class A common stock present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal. Abstentions have the same effect as a vote “Against” the Adjournment Proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding the beneficial ownership of our Class A common stock as of July 21, 2023, for each of our named executive officers for 2022, executive officers, directors, all executive officers and directors as a group and each person known by us to be the beneficial owner of more than 5% of our Class A common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of July 21, 2023. Class A common stock subject to warrants or options that are currently exercisable or exercisable within 60 days of July 21, 2023 or subject to restricted stock units that vest within 60 days of July 21, 2023 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Momentus Inc., 3901 N. First Street, San Jose, California 95134. The percentage of beneficial ownership of our shares of Class A common stock is calculated based on 97,865,322 shares of Class A common stock outstanding as of July 21, 2023.
Name and Address of Beneficial Owners	Number of Shares	%(1)
5% Stockholders:
Entities Associated with Prime Movers Lab(2) 320 E. Broadway Avenue Jackson, WY 83001	22,471,648	23.0%
Directors and Executive Officers:
John C. Rood	634,232(3)	*%
Chris Hadfield	28,968	*%
Brian Kabot	278,030(4)	*%
Mitchel B. Kugler	—	*%
Victorino G. Mercado	115,174	*%
Kimberly A. Reed	115,174	*%
Linda J. Reiners	115,174	*%
Rob Schwarz	133,724(5)	*%
Paul Ney	75,714(6)	*%
Eric R. Williams	—	*%
Directors and executive officers as a group (10 individuals)	1,496,190	1.5%

Former Executive Officer
Jikun Kim	402,459(7)	*%
*	Less than one percent.
(1)
The aggregate percentage of shares of Class A common stock reported to be beneficially owned by each person named is determined in accordance with the rules of the SEC and is based on 97,865,322 shares of Class A common stock of the Company outstanding as of July 21, 2023.

(2)
The Schedule 13D/A filed with the SEC by Prime Movers Lab Fund I LP (“PML”) on June 12, 2023, indicated that there were (i) 12,302,114 shares held of record by PML, (ii) 4,876,327 shares held of record by Momentus PML SPV 1 LP (“PML SPV 1”), (iii) 960,830 shares held of record by Momentus PML SPV 2 LP (“PML SPV 2”), (iv) 2,383,123 shares held of record by Momentus PML SPV 3 LP (“PML SPV 3”), (v) 949,254 shares held by Prime Movers Growth Fund I LP (“PM Growth”), and (vi) a warrant to purchase 1,000,000 shares that is exercisable by PM Growth within 60 days of February 9, 2022. Prime Movers Lab GP I LLC (“PML GP”) is the general partner of PML and PML SPV 1. Prime Movers Lab GP II LLC (“PML GP II”) is the general partner of

PML SPV 2 and PML SPV 3. Prime Movers Growth GP I LLC (“PM Growth GP”) is the general partner of PM Growth. Dakin Sloss is the manager of PML GP, PML GP II, and PM Growth GP and may be deemed to have or share beneficial ownership of the shares held by PML, PML SPV 1, PML SPV 2, PML SPV 3, and PM Growth.
(3)	Consists of (i) 245,596 shares of Class A common stock and (ii) 388,636 shares of Class A common stock issuable upon the exercise of options.
(4)
Represents 278,030 shares of Class A common stock held by Brian Kabot directly. The Schedule 13D/A filed with the SEC by SRC-NI Holdings, LLC, the sponsor entity of Stable Road Acquisition Corp. (the “Sponsor”), on February 11, 2022 (the “Sponsor Schedule 13D/A”), indicated that Mr. Kabot, Juan Manuel Quiroga and Edward K. Freedman are the three managing members of the Sponsor, the majority approval of whom is required to approve an action of the Sponsor. As a result, none of the aforementioned individuals are deemed to be beneficial owners of the Sponsor’s securities, which, based on the Sponsor Schedule 13D/A, total 3,886,029 shares of Class A common stock in sole voting power and sole investment power. The Sponsor Schedule 13D/A specifies that the Sponsor is not a member of a group.

(5)	Consists of (i) 36,565 shares of Class A common stock and (ii) 97,159 shares of Class A common stock issuable upon the exercise of options.
(6)	Consists of (i) 50,453 shares of Class A common stock and (ii) 25,261 shares of Class A common stock issuable upon the exercise of options.
(7)	Consists of (i) 91,620 shares of Class A common stock and (ii) 310,909 shares of Class A common stock issuable upon the exercise of options.

OTHER BUSINESS THAT MAY COME BEFORE THE SPECIAL MEETING
Our Board is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting.
FORWARD-LOOKING STATEMENTS
Please note that this Proxy Statement and the accompanying materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and the Company’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this Proxy Statement and the accompanying materials. Additional information concerning these and other risk factors is contained in the Company’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2023, including the Risk Factors section therein, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2023, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this Proxy Statement and the accompanying materials are made as of the date hereof. Except as required by law, the Company undertakes no obligation to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.

STOCKHOLDER PROPOSALS
For any proposal to be considered for inclusion in our Proxy Statement for submission to the stockholders at the Company’s next annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our Amended and Restated Bylaws.

PROXY AUTHORIZATION
The interest and cooperation of all stockholders in the affairs of Momentus are considered to be of the greatest importance by our management team. Whether or not you plan to attend the Special Meeting, it is requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares via the Internet, by telephone or by mail.
By Order of the Board of Directors,

John Rood
Chairperson, President, and Chief Executive Officer

Momentus Inc.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MOMENTUS INC.
MOMENTUS INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Second Amended and Restated Certificate of Incorporation”).
SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, each [•] shares of the Corporation’s Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).
THIRD: No certificates representing fractional shares of Class A Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Class A Common Stock shall be entitled to receive the number of shares rounded up to the next whole number.
FOURTH: This Certificate of Amendment shall become effective as of [•], at [•] [a.m./p.m.].
FIFTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [•] day of [•], [•].
A -1

MOMENTUS INC.
3901 N. FIRST STREET
SAN JOSE, CA 95134

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MNTS2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 21, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21459-S71379

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOMENTUS INC.

The Board of Directors recommends you vote "FOR" Items 1 and 2:

		For	Against	Abstain
1.	To authorize our Board of Directors to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Class A common stock, at a reverse stock split ratio of 1-for-30 through 1-for-50, as determined by the Company's Board of Directors at a later date.	☐	☐	☐
2.	To approve, if necessary, the postponement or adjournment of the Special Meeting to permit further solicitation and vote of proxies in favor of the reverse stock split proposal.	☐	☐	☐

There are no other matters that will be voted upon at the Special Meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Items 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V21460-S71379

MOMENTUS INC.
Special Meeting of Stockholders
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Rood and Paul Ney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of MOMENTUS INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Pacific Time, on August 22, 2023, at the virtual special meeting to be held at www.virtualshareholdermeeting.com/MNTS2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side